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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): August 29, 2001



                               K2 DIGITAL, INC.
              (Exact Name of Registrant as Specified in Charter)



         Delaware                    1-11873                  13-3886065
     (State or Other        (Commission File Number)       (I.R.S. Employer
     Jurisdiction of                                    Identification Number)
      Incorporation)



                                 30 Broad Street
                           New York, New York 10004
             (Address of Principal Executive Offices) (Zip Code)

                                (212) 301-8800
             (Registrant's telephone number, including area code)
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ITEM 2.  Acquisition or Disposition of Assets.

On August 29, 2001, K2 Digital, Inc. (the "Company") completed the closing under an agreement (the "Purchase Agreement") with Integrated Information Systems, Inc., a Delaware corporation ("IIS") pursuant to which, among other things, IIS purchased certain fixed and intangible assets of the Company, including certain of the Company's customer contracts, furniture, fixtures, equipment and intellectual property, for an aggregate purchase price of $444,000, of which $419,000 was paid in cash and $25,000 of capital lease obligations were assumed by IIS.

Under the terms of the Purchase Agreement, IIS occupies certain premises of the Company in exchange for assuming the Company's office lease obligations and IIS has made offers of employment to substantially all of the remaining employees of the Company, which offers have been accepted.

In addition to the purchase price and as consideration of the Company's release of certain employees from the non-competition restrictions contained in their agreements with the Company, the Company received from IIS at closing a recruitment and placement fee of $75,000. In addition, the Company will receive from IIS an additional placement fee of $7,500 per key employee and $2,500 per other employee that remains employed by IIS through December 31, 2001. This additional contingent placement fee will be paid by IIS in cash in five monthly installments beginning August 31, 2001, pro rated monthly for the number of employees retained.

Under the Purchase Agreement, the Company also received from IIS a cash fee of $50,000 in return for entering into certain noncompetition provisions contained in the Purchase Agreement, which provide that the Company will not, for a period of five years, (i) engage in any business of substantially the same character as the business engaged in by the Company prior to the transaction, (ii) solicit for employment any employee of IIS (including former employees of the Company), or (iii) solicit any client or customer of IIS (including any customer transferred to IIS under the Purchase and Sale Agreement) to do business with the Company.

Accordingly, the aggregate consideration to be delivered to the Company at closing was $544,000, of which approximately $258,000 was paid directly to K2 Holding LLC, an affiliate of SGI Graphics, LLC (collectively, "SGI"), the Company's principal secured creditor, in order to release SGI's security interest in the assets of the Company.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

      Not applicable.

(b)  Pro Forma Financial Information.

     The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing this Current Report on Form 8-K and will be filed by
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amendment on a Form 8-K/A as soon as practicable, but in no event later than 60 days after August 29, 2001.


Exhibits.


10.1 Master Transaction Agreement, dated as of August 20, 2001, between the Company and Integrated Information Systems, Inc.

99.1  Press Release dated August 30, 2001 of the Registrant.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          K2 DIGITAL, INC.


Date: August 30, 2001                     By: /s/ GRAY W. BROWN
                                             -----------------------
                                             Gray W. Brown
                                             Chief Operating Officer